EXHIBIT 99.1

First Capital, Inc. Announces Date of Annual Meeting

CORYDON, Ind., Feb. 22, 2017 (GLOBE NEWSWIRE) -- First Capital, Inc. (Nasdaq:FCAP), the holding company for First Harrison Bank, today announced that its annual meeting of stockholders will be held on Wednesday, May 24, 2017.

First Harrison Bank currently has seventeen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem and Lanesville and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.  Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank’s website at www.firstharrison.com.  First Harrison Bank, through its business arrangement with Investment Centers of America, member SIPC, continues to offer non FDIC insured investments to complement the Bank’s offering of traditional banking products and services.

Contact:
M. Chris Frederick
Executive Vice President
Chief Financial Officer
First Capital, Inc.
200 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 734-3464